Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 20, 2019 with respect to the audited financial statements of Novo Integrated Sciences, Inc. for the year ended August 31, 2019.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ NVS Professional Corporation

(formerly NVS Chartered Accountants Professional Corporation)

Markham, Ontario

June 8, 2021